UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

TRANSBIOTEC, INC.
(Name of Registrant as Specified In Its Charter)

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TRANSBIOTEC, INC.
885 Arapahoe Road
Boulder, CO 80302

March [__], 2020

To:	The Holders of the Common Stock and 8% Series A-1 Convertible Preferred Stock of TransBiotec, Inc.

Re:	Action by Written Consent in Lieu of Annual Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of TransBiotec, Inc., a Delaware corporation (the “
Company
”), to holders of record of the Company’s common stock, $0.00001 par value per share, and to holders of record of the Company’s 8% Series A-1 Convertible Preferred Stock, $0.00001 par value per share, at the close of business on or about March 25, 2020. The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of March 9, 2020, which written consent was obtained by the Board of Directors of the Company in lieu of holding an annual meeting of the Company’s stockholders. This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law. This Information Statement provides notice that the Board of Directors has recommended, and holders of a majority of the voting power of our outstanding stock have voted, to approve the following items:

1.	To remove and re-elect four (4) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	To approve an amendment to the Company’s Certificate of Incorporation to: (a) change the Company’s name to SOBR SAFE, Inc., (b) decrease the Company’s authorized common stock from 800,000,000 shares, par value $0.00001 to 100,000,000 shares, par value $0.00001, and (c) effect a reverse stock split of the Company’s outstanding common stock at a ratio between 1-for-32 and 1-for-35 (with the exact ratio to be determined by the directors in their sole discretion without further approval by the shareholders).

The above actions taken by the Company’s stockholders will become effective on or about April 20, 2020 and are more fully described in the Information Statement accompanying this Notice.

Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

By Order of the Board of Directors

Charles Bennington, President

March [__], 2020
Boulder, CO

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WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.00001 par value per share (the “
Common Stock
”) and of 8% Series A-1 Convertible Preferred Stock (the “
Preferred Stock
”) of TransBiotec, Inc., a Delaware corporation (“
We
” or the “
Company
”) by the Board of Directors to notify them about a certain action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on March 9, 2020.

Copies of this Information Statement are first being sent on or before March 30, 2020 to the holders of record on or about March 25, 2020 of the outstanding shares of the Company’s Common Stock and Preferred Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following actions (the “
Actions
”) by written consent dated March 9, 2020, in lieu of an annual meeting of the stockholders:

1.	To remove and re-elect four (4) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	To approve an amendment to the Company’s Certificate of Incorporation to: (a) change the Company’s name to SOBR SAFE, Inc., (b) decrease the Company’s authorized Common Stock from 800,000,000 shares, par value $0.00001 to 100,000,000 shares, par value $0.00001, and (c) effect a reverse stock split of the Company’s outstanding Common Stock at a ratio between 1-for-32 and 1-for-35 (with the exact ratio to be determined by the directors in their sole discretion without further approval by the shareholders).

The Company has asked brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to the Company’s stockholders as a result of the approval of the Action.

Vote Required

The vote, which was required to approve the above Actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. We have one series of preferred stock outstanding, our Series A-1 Convertible Preferred Stock, which entitles each holder to one (1) vote for each share of Series A-1 Convertible Preferred Stock held.

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The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is March 9, 2020 (the “
Voting Record Date
”). The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on March 25, 2020 (the “
Mailing Record Date
”). As of the Voting Record Date, the Company had 262,727,117 shares of voting stock outstanding, with 261,727,117 shares being Common Stock and 1,000,000 shares being Preferred Stock. Holders of the Common Stock do not have preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Dr. South, Suite 430, Denver, CO. 80209, Telephone: (303) 282-4800. We do not have a transfer agent for our Preferred Stock.

Vote Obtained ‑
Title 8 Section 228 of the Delaware General Corporation Law

Section 228 of the Delaware General Corporation Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholders, all of which are officers and directors of the Company, and their respective approximate ownership percentage of the voting stock of the Company as of the Voting Record Date, which total in the aggregate 52.24% of the outstanding voting stock, are as follows: Gary Graham 137,261,296 (52.44% of common stock and 52.24% of total votes – shares voted pursuant to irrevocable proxies).

Pursuant to Section 228(e) of the Delaware General Corporation Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement is intended to provide such notice. This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “
20-day Period
”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about April 20, 2020.

The entire cost of furnishing this Information Statement will be borne by the Company.

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ACTION ONE

REMOVAL AND ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company or residents of the State of Delaware. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” Presently, the Board consists of four (4) members, namely, Kevin Moore, David Gandini, Charles Bennington, and Gary Graham.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of Common Stock and Preferred Stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

In accordance with Delaware General Corporation Law and the Company’s Bylaws, on March 9, 2020 the holders of a majority of the Company’s outstanding voting rights voted to remove the current four directors from the Company’s Board of Directors and re-appoint them simultaneously, with both actions to be effective at the same time as the amendments to the Company’s Certificate of Incorporation discussed herein.

Although the Company’s management expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as directors of the Company and who will be elected following the effective date of the actions in this Information Statement:

Name	Age	Position(s)

Kevin Moore	59	Chief Executive Officer and Current Director

David Gandini	62	Chief Revenue Officer, Chairman of the Board, and Current Director

Charles Bennington	76	President and Current Director

Gary Graham	70	Current Director

Kevin Moore
has served as our Chief Executive Officer since October 2019 and on our Board of Directors since November 2019. Prior to his appointment as our Chief Executive Officer, Mr. Moore has been a private investor. From 2017 to 2019, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. From 2014 to 2017, Mr. Moore was the Managing Member of Vans Equipment Denver LLC, Managing Member of Vans Equipment South LLC, Managing Member of Vans Silver Peaks LLC, and President of Moore Holdings, Inc. The Vans equipment companies are heavy equipment sale and rental companies, which initially started as a "greenfield" project during the Great Recession and grew to a very successful multi-location business serving the Colorado region. Prior to 2014, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. Prior to joining Van’s Equipment Company, Mr. Moore was the Chief Executive Officer and owner of Summit Quality, an international quality management and sales organization that secured over $50 million per year in revenue for its clients. Prior to that endeavor, Mr. Moore was the Chief Executive Officer and owner of Automotive Testing Technologies. While in this position, he led a team that quadrupled testing revenue in four years, and then successfully sold the business to a competitor. Mr. Moore is currently an active business and real estate investor through Moore Holdings Incorporated.

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Mr. Moore serves on the Board of Directors for SOBRSafe, Four Seasons Golf, RDM Holdings and the Shining Stars Foundation. He also participates in the University of Colorado MBA mentorship program and established the Shining Stars Young Adult mentorship program that supports young adults’ social and professional aspirations in a positive manner.

In October 2019, when Mr. Moore was appointed as our Chief Executive Officer, he was granted an incentive stock option under our 2019 Equity Compensation Plan to acquire 35,200,000 shares of our Common Stock, at an exercise price of $0.00792, which is equal to 110% of the fair market value of our Common Stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 977,777 shares during the three-year term of Mr. Moore’s Employment Agreement.

David Gandini
has served as our Chief Revenue Officer since October 2019 and on our Board of Directors since November 2019. Mr. Gandini has been consulting regarding our business development since December 2018. Since September 2018, Mr. Gandini has also been a managing partner with First Capital Advisory Services, where he is responsible for capital creation, new business acquisition, business strategy and development, and partnership revenue generation. From 2014 to August 2017, Mr. Gandini was President of Alchemy Plastics, Inc., Englewood Colorado where he was responsible for US manufacturing, sales, and strategic partnerships. From 2001 until 2014, when the company was acquired, Mr. Gandini served as the President of IPS Denver, a bank card personalization and packaging entity where he managed the company and market transformations to become a leader in the U.S. secured gift market space with revenues of $46M. Prior to his engagement at IPS, Mr. Gandini was the Chief Operations Officer at First World Communications, a major U.S. Internet and Data Center provider, and participated in its successful IPO in 2000 raising over $200M. Previously, Mr. Gandini founded Pace Network Services providing carrier SS7 signaling to U.S. long distance providers and facilitated a successful exit to ICG Communications on the heels of co-founding Detroit based Digital Signal in the fiber optic long haul market sector where me managed a successful exit to SP Telecom.

Mr. Gandini graduated from Michigan State University with a degree in Telecommunications. He was a scholarship NCAA Division Hockey athlete, a member of the US Junior National Team, and a US Junior All American.

In October 2019, when Mr. Gandini was appointed as our Chief Revenue Officer, he was granted an incentive stock option under our 2019 Equity Compensation Plan to acquire 32,000,000 shares of our Common Stock, at an exercise price of $0.00792, which is equal to 110% of the fair market value of our Common Stock on October 25, 2019, with 24,000,000 of the stock options to vest in 36 equal monthly installments of 977,777 shares during the three-year term of Mr. Gandini’s Employment Agreement, and the additional 8,000,000 option shares (the “Pre-Vesting Option Shares”) vesting as follows: (i) 6,666,600 Pre-Vesting Option Shares, representing the monthly vesting option shares for the ten months ended October 31, 2019, vested on November 1, 2019; and (ii) the remaining 1,333,400 Pre-Vesting Option Shares, representing the monthly vesting option shares for the two months ended December 31, 2019, vested on January 1, 2020. In addition, Mr. Gandini has an Independent Contractor Agreement with IDTEC, LLC that entitles him to 1,000,000 shares of our Common Stock upon closing on the IDTEC Asset Purchase Transaction (as described below). These shares are being transferred to him as part of the 12,000,000 shares IDTEC, LLC will receive if the IDTEC Asset Purchase Transaction closes and are calculated after giving effect to the reverse stock split covered by this Information Statement.

Charles Bennington
has been a director since April 2005 and our President since April 2017. He was previously our Chief Executive Officer and Secretary from January 2018 to October 2019. Mr. Bennington was our President and Principal Executive and our Financial and Accounting Officer from December 2006 to September 2016 and our Secretary from July 2013 to September 2016. Between May 2005 and December 2006, Mr. Bennington was our Chief Operating Officer. Mr. Bennington holds a Degree in Finance and Banking from the University of Miami, Ohio. Mr. Bennington’s over 35 years of experience from positions held in senior executive management and/or as a member of the Board of Directors, combined with the fact he was TBT’s President at the time we acquired TBT and had experience with managing TBT’s development of the SOBR™ device, led us to believe Mr. Bennington is an ideal director for our company considering where we are in our development, as well as our dependence on successfully implementing a strategy to further develop the SOBR™ device and attempt to sell it in various marketplaces.

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Gary Graham
has served as a member of our Board of Directors since November 2019. Mr. Graham is currently the Executive Managing Director of First Capital Ventures, a consulting and investment firm he founded in 2005. First Capital Ventures collaborates with entrepreneurs, investors, private equity groups, venture capital funds, and investment banking firms to restructure, finance, and revitalize high potential, under-performing startup and re-start companies. Mr. Graham has served as Chairman, Director, and Interim Chief Executive Officer of several private and public corporations.

In October 2019, Mr. Graham was granted an incentive stock option under our 2019 Equity Compensation Plan to acquire 800,000 shares of our Common Stock, at an exercise price of $0.00792, which is equal to 110% of the fair market value of our Common Stock on October 25, 2019, with options vesting quarterly over a two year period commencing January 1, 2020. Mr. Graham received the stock option for contract business advisory services he has been providing to us.

Historical Compensation of Directors

Other than as set forth herein, no compensation has been given to any of our directors, although they may be reimbursed for any pre-approved out-of-pocket expenses. All of the directors are compensated by the Company for other positions they hold with the Company, but not for their role as a director.

Board Meetings and Committees

During the current fiscal year the Board of Directors has met on a regular basis and took written action on numerous other occasions. All the members of the Board attended the meetings. The written actions were by unanimous consent.

ACTION TWO
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Name Change

General

On March 9, 2020, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s Common Stock for approval, the prospective amendment to the Company’s Certificate of Incorporation to change the name of the Company to SOBR SAFE, Inc. (the “
Name Change Amendment
”). On March 9, 2020, stockholders of the Company owning a majority of the Company’s outstanding voting stock (the “
Majority Stockholders
”) approved the Name Change Amendment by written consent in lieu of an annual meeting of the stockholders.

The Board of Directors of the Company and the Majority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Name Change Amendment in order to more accurately reflect the Company’s business and operations and the SOBR device.

The Name Change Amendment, a copy of which is attached to this Information Statement as
Exhibit A
, will be filed with the Delaware Secretary of State with an expected effective date of April 20, 2020.

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Reverse Stock Split

General

On March 9, 2020, the Company’s Board of Directors approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s Common Stock for approval, the prospective amendment to the Company’s Certificate of Incorporation (the “
Reverse Stock Split Amendment
”) to effect a reverse split of the Company’s Common Stock of between 1-for-32 and 1-for-35, with the exact split ratio to be determined in the sole discretion of the Board of Directors without further shareholder approval (the “
Reverse Stock Split
”). The exact ratio of the Reverse Stock Split shall be determined by the Board at a later time prior to the filing of the prospective amendment with the Name Change and Decrease in Authorized Amendment (see below) and shall be limited to one of the following fractional Reverse Split ratios (each a “
Reverse Ratio
”): (i) 32-for-1 Reverse Stock Split; (ii) 33-for-1 Reverse Stock Split; (iii) 34-for-1 Reverse Stock Split; or (iv) 35-for-1 Reverse Stock Split. The exact Reverse Ratio will be chosen by the Company’s Board of Directors in order to ensure the Company can comply with the terms of the IDTEC Asset Purchase Transaction (as described below), under which the Company can only have approximately 8,000,000 shares outstanding at the closing. On March 9, 2020, stockholders of the Company controlling a majority of the Company’s outstanding voting stock (the “Majority Stockholders”) approved the Reverse Stock Split and Reverse Ratios by written consent, in lieu of a special meeting of the stockholders.

Effects of Reverse Split

This corporate action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a "reverse stock split." For example, if the Board approves of a 35-for-1 Reverse Stock Split, a shareholder owning 3,500 shares of Common Stock prior to such Reverse Stock Split would hold 100 shares of Common Stock following such Reverse Stock Split. THE HIGHER THE REVERSE RATIO (35-FOR-1 BEING HIGHER THAN 32-FOR-1 FOR EXAMPLE), THE GREATER THE DECREASE OF RELATED SHARES EACH EXISTING SHAREHOLDER, POST-REVERSE STOCK SPLIT, WILL EXPERIENCE.

In deciding the Reverse Ratio to be used, the Board of Directors will determine how many shares of Common Stock are outstanding prior to the closing of the IDTEC Asset Purchase Transaction (as described below) and select the appropriate Reverse Ratio that will make the Company’s outstanding Common Stock approximately 8,000,000 shares at the closing of the transaction.

Under the proposal, once the Reverse Ratio has been determined, the applicable number of shares (between 35-to-1 and 32-to-1) of our then issued and outstanding Common Stock as of the close of business on the effective date of the Reverse Stock Split will be converted automatically into one (1) share of our post-Reverse Stock Split Common Stock. Fractional shares will not be issued. Instead, we will issue one share of our post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as he or she did immediately prior to the Reverse Stock Split, except for adjustments required due to the treatment of fractional shares. The Reverse Stock Split does not change the number of authorized shares of Common Stock.

Reasons for the Reverse Stock Split

On May 6, 2019, we signed a definitive Asset Purchase Agreement (and signed an Amendment No. 1 dated March 9, 2020, together the “
APA
”) with IDTEC, LLC (“IDTEC”), under which IDTEC agreed to provide personnel, experience, and access to funding to assist with the development of our SOBR device, as well as to sell to us certain robotics assets, which our management believes are synergistic with our current assets, in exchange for 12,000,000 shares of our Common Stock (post-Reverse Stock Split). One of the conditions of closing the APA was that we must complete a reverse stock split of our Common Stock such that approximately 8,000,000 shares will be outstanding immediately prior to closing the transaction and after the Reverse Stock Split being effective. One of the primary reasons we are effecting the Reverse Stock Split is to comply with our requirements under the APA so we may close the transaction.

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In addition to the requirements of the APA, there are other reasons we are effecting the Reverse Stock Split, such as:

•	Reducing the number of shares of Common Stock outstanding in order to make the Company more attractive to potential investors; and

•	Increasing the per share price of our Common Stock.

The reduction in the number of issued and outstanding shares of Common Stock to result from the Reverse Stock Split is expected to increase the market price of the Common Stock to a level above the current market trading price. While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split because there are numerous factors and contingencies which could affect our market price.

The Company’s Common Stock is currently quoted on the OTC Market Groups, Inc. under the symbol “IMLE.” A higher per share price for the Common Stock may enable the Company to meet minimum bid price criteria for initial listing of the Common Stock on a national securities exchange at such time as we implement our future business plans. Because trading of our Common Stock is conducted in the over-the-counter market, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, because the Common Stock is not listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a "penny stock." Because our Common Stock is presently classified as a "penny stock," prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

Effects of the Reverse Stock Split

The Reverse Stock Split will be effected and will be effective upon a date on or after the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about April 20, 2020.

Adoption of the Reverse Stock Split will reduce the shares of Common Stock outstanding on the effective date of the split but will not affect the number of authorized shares of Common Stock. The Reverse Stock Split also will have no effect on the par value of the Common Stock. The effect of the Reverse Stock Split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the reverse stock split divided by a number between 32 and 35 shares, adjusted for any fractional shares. Each of our stockholders will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. Each stockholder that would own less than one share after the Reverse Stock Split will receive one (1) whole share of Common Stock as a result of the Reverse Stock Split.

Each stockholder's percentage ownership interest in the Company and proportional voting power will only change slightly due to adjustments for fractional shares.

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No Dissenters Rights

In connection with the approval of the Reverse Stock Split, shareholders of the Company will not have a right to dissent and obtain payment for their shares under the Delaware Corporations Code, the Certificate of Incorporation, or Bylaws.

Accounting Matters

The Reverse Stock Split will not affect the par value of the Company’s Common Stock. As a result, on the effective date of the Reverse Stock Split approved by the Company’s Board of Directors, the stated capital on the Company’s balance sheet attributable to Common Stock would be increased from then current amount by a factor that equals the Reverse Ratio, and the additional paid-in capital account would be debited with the amount by which the stated capital is increased. The per share net income or loss and net book value per share will be increased because there will be fewer shares issued and outstanding.

Tax Consequences to Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that the Company’s management believes will apply with respect to the Company and the shareholders of the Company who are United States holders at the effective time of the Reverse Stock Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Stock Split, including, without limitation, the tax consequences of the exercise of options, warrants, or similar rights to purchase stock. For this purpose, a United States holder is a shareholder that is: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals, and entities and persons who acquired their Common Stock as compensation). In addition, this summary is limited to shareholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction. Accordingly, each shareholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local, or foreign income or other tax consequences to such shareholder related to any Reverse Stock Split.

The Reverse Stock Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive shares of Common Stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split, except for those stockholders receiving shares of Common Stock in lieu of a fractional share (as described herein). The holding period for shares of Common Stock after the Reverse Stock Split will include the holding period of shares of Common Stock before the Reverse Stock Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Reverse Stock Split Amendment. The adjusted basis of the shares of Common Stock after the Reverse Stock Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Stock Split, excluding the basis of fractional shares. A stockholder who receives shares of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such shares over the fair market value of the fractional share to which the stockholder was otherwise entitled.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY’S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS, AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF ANY REVERSE SPLIT UNDER ANY STATE, LOCAL, OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF ANY REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES.

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AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER, OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER, OR ITS TAX SITUATION OF ANY REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH ANY REVERSE SPLIT ON HIS, HER, OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE, LOCAL, AND, IF APPLICABLE, FOREIGN TAX RETURNS.

Tax Consequences for the Company

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

Share Certificate Transfer Instructions

Share Certificate Transfer Instructions

SHARE CERTIFICATES SHOULD NOT BE SENT TO US OR THE TRANSFER AGENT UNLESS THE SHAREHOLDER DESIRES A NEW STOCK CERTIFICATE IN THE POST-SPLIT SHARE AMOUNT.

Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of pre-Reverse Stock Split Common Stock to the transfer agent and receives in return a certificate representing shares of post-Reverse Stock Split Common Stock, such stockholder's pre-Reverse Stock Split Common Stock shall be deemed equal to the number of whole shares of post-Reverse Stock Split Common Stock to which such stockholder is entitled as a result of the Reverse Stock Split.

The Reverse Stock Split Amendment, a copy of which is attached to this Information Statement as
Exhibit A
, will be filed with the Delaware Secretary of State with an expected effective date of April 20, 2020.

Decrease the Authorized Common Stock

General

On March 9, 2020, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the prospective amendment to the Fourth Article of the Company’s Certificate of Incorporation to decrease the authorized Common Stock from 800,000,000 shares, par value $0.00001, to 100,000,000 shares, par value $0.00001 (the “
Decrease in Authorized Amendment
”). On March 9, 2020, the Majority Stockholders approved the Decrease in Authorized Amendment by written consent, in lieu of a special meeting of the stockholders.

Reasons for the
Decrease in Authorized Amendment

Currently, the Company is authorized to issue 800,000,000 shares of Common Stock. Of the 800,000,000 shares of Common Stock authorized, as of the Voting Record Date, there were 261,727,117 shares of Common Stock issued and outstanding, and approximately 69,000,000 shares of Common Stock reserved for issuance upon the conversion of outstanding Preferred Stock and other convertible instruments. After the Reverse Stock Split, as detailed herein, the Company will have approximately 8,000,000 shares of Common Stock issued and outstanding, with an additional 12,000,000 to be issued in the IDTEC Asset Purchase Transaction and between approximately 1,900,000 and 2,200,000 shares of Common Stock reserved for issuance upon the conversion of outstanding Preferred Stock and other convertible instruments (depending on the Reverse Ratio selected).

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As a general matter, the Majority Stockholders believe the current available number of unissued shares of Common Stock after the Reverse Stock Split is too many shares to be potentially issued at the discretion of the Board of Directors without going back to the Company’s shareholders for approval prior to issuance. As a result the Majority Stockholders approved the Decrease in Authorized Amendment.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of either Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the Decrease in Authorized Amendment, the Board of Directors feels potential investors will be more likely to invest in the Company’s securities if the Company’s Board of Directors can only issue up to 100,000,000 shares of Common Stock as opposed to 800,000,000 shares of Common Stock.

Ability of the Board to Issue Stock; Certain Issuances Requiring Shareholder Approval

The shares of Common Stock authorized by the Decrease in Authorized Amendment may be issued for any proper purpose from time to time upon authorization by the Board of Directors, without further approval by the stockholders unless required by applicable law, rule, or regulation, including, without limitation, rules of any trading market that the Company’s Common Stock may trade on at that time. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

Interest of the Directors and Officers of the Company in the
Decrease in Authorized Amendment

The current officers and directors of the Company and the officers and directors of the Company when the Decrease in Authorized Amendment was approved by the Board of Directors do not have any substantial interest, direct or indirect, in the approval of the Decrease in Authorized Amendment, other than as stockholders of the Company.

Effects of the
Decrease in Authorized Amendment

The Decrease in Authorized Amendment was not approved as a means of preventing or dissuading a change in control or takeover of the Company. However, lowering the number of shares that can be issued could decrease the opportunity for a future change of control or takeover of the Company. Except for the IDTEC Asset Purchase Transaction, the Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional shares of Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The holders of Common Stock will not realize any dilution in their percentage of ownership of our company or their voting rights as a result of the decrease. However, issuances of significant numbers of additional shares of Common Stock in the future (i) may dilute stockholders’ percentage ownership of our company; and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The Decrease in Authorized Amendment does not change the terms of the Common Stock.

The Decrease in Authorized Amendment, a copy of which is attached to this Information Statement as
Exhibit A
, will be filed with the Delaware Secretary of State with an expected effective date of April 20, 2020.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 9, 2020, certain information with respect to our equity securities owned of record or beneficially by (i) each officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)

Common Stock	Kevin Moore (3)	CEO and Director	6,133,331	(4)	2.3%

Common Stock	Charles Bennington (3)	President, Secretary and Director	15,004,422	(5)	5.7%

Common Stock	Nick Noceti (3)	CFO	783,333		1%

Common Stock	David Gandini (3)	Chief Revenue Officer and Director	10,666,664	(6)	3.9%

Common Stock	Gary Graham (3)	Director	138,261,296	(7)	52.6%

Common Stock	Michael A. Lanphere (3)	Vice President of Legal Affairs and General Counsel	95,898,739	(8)	36.7%

Common Stock	Devadatt Mishal	5% Holder	40,735,121		15.2%

Common Stock	Stephen Walko	5% Holder	23,396,420	(9)	8.9%

	All Officers and Directors as a Group (6 persons)		166,291,575	(10)	60.4%
________________
(1)	Unless otherwise indicated, based on 261,727,117 shares of Common Stock issued and outstanding. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Unless indicated otherwise, the address of the shareholder is 400 N. Tustin Ave., Suite 225, Santa Ana, CA 92705.

(3)	Indicates one of our officers or directors.

(4)	Includes stock options to acquire 2,933,331 shares of our Common Stock at an exercise price of $0.00792 per share.

(5)	Mr. Bennington has executed an Irrevocable Proxy in favor of Gary Graham, one of our directors, such that Mr. Graham has the right to vote these shares on any matter relating to the Asset Purchase Agreement and the proposed transaction with IDTEC. As a result, these shares appear in both Mr. Bennington’s beneficial ownership as well as Mr. Graham’s beneficial ownership, but are only counted once for the purposes of calculating the ownership of all our officers and directors as a group.

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(6)	Includes stock options to acquire 10,666,664 shares of our Common Stock at an exercise price of $0.00792 per share.

(7)
Includes 1,000,000 shares of Preferred Stock held by SOBR SAFE, LLC, an entity controlled by Mr. Graham, which vote on a 1-to-1 basis on any matter brought before our shareholders for a vote. Mr. Graham also holds Irrevocable Proxies to vote 137,261,296 shares of our Common Stock on any matter relating to the Asset Purchase Agreement and the proposed transaction with IDTEC, which includes the Actions described herein. The shares Mr. Graham has a proxy over but are owned by an officer or director are only counted once for the purposes of calculating the ownership of all our officers and directors as a group.

(8)	Of these shares, Mr. Lanphere has executed an Irrevocable Proxy for 85,451,788 shares in favor of Gary Graham, one of our directors, such that Mr. Graham has the right to vote these shares on any matter relating to the Asset Purchase Agreement and the proposed transaction with IDTEC. As a result, these shares appear in both Mr. Lanphere’s beneficial ownership as well as Mr. Graham’s beneficial ownership, but are only counted once for the purposes of calculating the ownership of all our officers and directors as a group.

(9)	Includes 14,112,494 shares held in the name of Gas Investments, LLLP, an entity controlled by Mr. Walko.

(10)	Includes an aggregate of 13,599,995 options to purchase our Common Stock that are owned by our officers and directors, which amount is also added to our outstanding Common Stock for the percentage calculation. Includes proxies held by Mr. Graham for 36,805,086 shares, which were given to him from persons that are not our officers and directors. For any shares Mr. Graham has a proxy for that are owned by one of our officers or directors, those shares are only counted once in the “All Officers and Directors as a Group” calculation.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. The issuer is not aware of any person who controls the issuer as specified in Section 2(a)(9) of the Investment Company Act of 1940. There are no classes of stock other than Common Stock and 8% Series A-1 Convertible Preferred Stock issued or outstanding. The Company does not have an investment advisor.

Change of Control Transactions

We have not undergone any recent change of control transactions. When we close the IDTEC Asset Purchase Transaction, we will undergo a change of control transaction such that IDTEC and/or its affiliates will control approximately 60% of our outstanding Common Stock.

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WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.

By order of the Board of Directors

By:	/s/ Charles Bennington
Charles Bennington
President

March 10, 2020
Boulder, Colorado

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Exhibit A

Amendment to the Certificate of Incorporation

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TRANSBIOTEC, INC.

TRANSBIOTEC, INC.
(the “Corporation”) a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:
Pursuant to Unanimous Written Consent of the Board of Directors of the Corporation on March 9, 2020, the following amendments to the Certificate of Incorporation of the Corporation were approved:

Article “One” of the Certificate of Incorporation is amended to read in its entirety as follows:

“The name of the Corporation is
SOBR SAFE, Inc.
”

Article “Fourth” of the Certificate of Incorporation is amended to read in its entirety as follows:

“Section 1.
Reverse Stock Split
. Upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “
Effective Time
”), each [_______] ([__]) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined and converted, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “
Reverse Stock Split
”). No fractional shares of Common Stock shall be issued upon combination of the Common Stock in the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share, the Corporation shall issue one whole share in lieu of the fractional share.

The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of Common Stock resulting from the Reverse Stock Split and held by a single record holder shall be aggregated.

The par value of each share of Common Stock shall not be adjusted in connection with the Reverse Stock Split.

Section 2
. The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of common stock having a par value of $.00001 each, and Twenty Five Million (25,000,000) shares of preferred stock having a par value of $.00001 each. All or any part of the capital stock may be issued by the Corporation from time to time and for such consideration and on such terms as may be determined and fixed by the Board of Directors, without action of the stockholders, as provided by law, unless the Board of Directors deems it advisable to obtain the advice of the stockholders. Said stock may be issued for money, property, services or other lawful considerations, and when issued shall be issued as fully paid and non-assessable. The private property of stock holders shall not be liable for Corporation debts.

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Section 3
. The preferences and relative participating optional or other special rights and qualifications, limitations or restrictions of the Common Stock of the Corporation are as follows:

(a) Dividends. Dividends may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation legally available therefor.

(b) Payment on Liquidation. Upon any liquidation, dissolution and termination of the Corporation, and after payment or setting aside of any amount sufficient to provide for payment in full of all debts and liabilities of, and other claims against the Corporation, the assets shall be distributed pro rata to the holders of the Common Stock.

(c) Voting Rights. At any meeting of the stockholders of the Corporation each holder of Common Stock shall be entitled to one vote for each share outstanding in the name of such holder on the books of the Corporation on the date fixed for determination of voting rights.

(d) Majority Vote. The stockholders, by vote or concurrence of a majority of the outstanding shares of the Corporation entitled to vote on the subject matter, may take any action which would otherwise require a two-thirds (2/3) vote under the General Corporation Law of the State of Delaware.

(e) Cumulative Voting. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

(f) Preemptive Rights. Unless otherwise determined by the Board of Directors, no stockholder of the Corporation shall have preemptive rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock for the scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

(g) Restrictions on Sale or Disposition. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the Corporation's shares.

Section 4
. The preferred stock of the Corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.”

SECOND:
That the foregoing amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote by written consent in lieu of meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD:
That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF,
said Corporation has caused this certificate to be signed this [__]th day of April, 2020.

By:
Charles Bennington
President

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